Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

DRAFT – SUBJECT TO REVIEW AND AVAILABILITY

_______________, 2022

RREEF Property Trust, Inc.
875 Third Avenue, 26th Floor
New York, New York 10022

Re:    Registration Statement on Form S-11 (File No. 333- )

Ladies and Gentlemen:

    We have served as Maryland counsel to RREEF Property Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of $2,000,000,000 in shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, consisting of Class A Common Shares, $0.01 par value per share, of the Company (the “Class A Common Stock”), Class I Common Shares, $0.01 par value per share, of the Company (the “Class I Common Stock”), Class N Common Shares, $0.01 par value per share, of the Company (the “Class N Common Stock”), Class T Common Shares $0.01 par value per share, of the Company (the “Class T Common Stock”), Class T2 Common Shares, $0.01 par value per share (the “Class T2 Common Stock”), Class S Common Shares, $0.01 par value per share (the “Class S Common Stock”), and/or Class M-I Common Shares, $0.01 par value per share (the “Class M-I Common Stock”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). $1,800,000,000 in Shares (the “Primary Offering Shares”) are issuable in a primary offering (the “Offering”) pursuant to subscription agreements (the “Subscription Agreements”) and $200,000,000 in Shares (the “Plan Shares”) are issuable pursuant to the Company’s Third Amended and Restated Distribution Reinvestment Plan (the “Plan”), subject to the right of the Company to reallocate Shares between the Offering and the Plan as described in the Registration Statement.
    In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):
    1.    The Registration Statement and the related form of prospectus included therein (including, without limitation, the Plan attached thereto as Appendix A and the forms of Subscription Agreements attached thereto as Appendix B and Appendix C) in the form in which it was transmitted to the Commission under the 1933 Act;
    2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
    3.    The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
    4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
    5.    Resolutions adopted by the Board of Directors of the Company relating to the sale, issuance and registration of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;
    6.    A certificate executed by an officer of the Company, dated as of the date hereof; and
    7.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
    In expressing the opinion set forth below, we have assumed the following:
    1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

RREEF Property Trust, Inc.
_______________, 2022

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
    3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
    4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
    5.    The Shares will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VI of the Charter.
    6.    Upon the issuance of any of the Shares, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Charter, the total number of shares of Class I Common Stock issued and outstanding will not exceed the total number of shares of Class I Common Stock that the Company is then authorized to issue under the Charter, the total number of shares of Class N Common Stock issued and outstanding will not exceed the total number of shares of Class N Common Stock that the Company is then authorized to issue under the Charter, the total number of shares of Class T Common Stock issued and outstanding will not exceed the total number of shares of Class T Common Stock that the Company is then authorized to issue under the Charter, the total number of shares of Class T2 Common Stock issued and outstanding will not exceed the total number of shares of Class T2 Common Stock that the Company is then authorized to issue under the Charter, the total number of shares of Class S Common Stock issued and outstanding will not exceed the total number of shares of Class S Common Stock that the Company is then authorized to issue under the Charter and the total number of shares of Class M-I Common Stock issued and outstanding will not exceed the total number of shares of Class M-I Common Stock that the Company is then authorized to issue under the Charter.
    Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
    1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
    2.    The issuance of the Primary Offering Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Subscription Agreements and the Registration Statement, the Primary Offering Shares will be validly issued, fully paid and nonassessable.
    3.    The issuance of the Plan Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Plan and the Registration Statement, the Plan Shares will be validly issued, fully paid and nonassessable.
    The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
    The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

RREEF Property Trust, Inc.
_______________, 2022

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                        Very truly yours,